Exhibit 5.1
[Gibson, Dunn & Crutcher LLP Letterhead]
January 20, 2010

(213) 229-7000	C 12165-00105

(213) 229-7520

CalAmp Corp.
1401 N. Rice Avenue
Oxnard, California 93030

Re:	CalAmp Corp. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of CalAmp Corp., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders named therein of up to 2,431,819 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 1,931,819 shares of Common Stock purchased from the Company by certain of the selling stockholders named in the Registration Statement (the “Shares”) and (ii) 500,000 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock held by certain of the selling stockholders named in the Registration Statement (the “Warrant Shares”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

CalAmp Corp.
January 20, 2010

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Common Stock” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP
GIBSON, DUNN & CRUTCHER LLP